UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

PINNACLE FINANCIAL PARTNERS, INC.
(Exact name of registrant as specified in charter)

Tennessee	000-31225	62-1812853
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Third Avenue South, Suite 900, Nashville, Tennessee 37201
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (615) 744-3700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Common Stock par value $1.00	PNFP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Performance Unit Awards. Effective January 23, 2020, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) adopted and approved the form of Named Executive Officer Performance Unit Award Agreement (the “PSU Award Agreement”), which governs grants of Performance Units (“Performance Units”) for those employees that are expected to be identified as the Company’s “Named Executive Officers” in the Company’s proxy statement for its 2020 annual meeting of shareholders (the “Named Executive Officers”).

Pursuant to the terms of the PSU Award Agreements, the Committee granted the Named Executive Officers Performance Units that will be settled in shares of the Company’s common stock, par value $1.00 per share (“Common Stock”), based on the Company achieving performance goals for each of the fiscal years ending December 31, 2020, December 31, 2021 and December 31, 2022 (each such fiscal year is referred to herein as a “Performance Period”) and thereafter remaining an employee of the Company for a one-year period following the end of the Performance Period. With respect to each Performance Period, the number of shares of Common Stock that a Named Executive Officer will be entitled to receive, if any, will be determined based on the Company’s return on average tangible assets for the relevant Performance Period (excluding the impact of items described in more detail in the PSU Award Agreement).

The target and maximum number of shares that each Named Executive Officer will be entitled to receive pursuant to the PSU Award Agreement in each of the three Performance Periods are as follows:

Employee	Target Number of Shares That May Be Earned for Each Performance Period	Maximum Number of Shares That May Be Earned for Each Performance Period
M. Terry Turner	15,686	23,528
Robert A. McCabe, Jr.	14,901	22,354
Richard D. Callicutt, II	5,409	8,113
Hugh M. Queener	4,598	6,896
Harold R. Carpenter	4,787	7,183

All Performance Units will be settled in shares of Common Stock as soon as practicable following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024, but in no event later than March 15, 2025 so long as the ratio of Pinnacle Bank’s nonperforming assets to its loans plus other real estate owned (the “NPA Ratio”) as of December 31, 2024 is less than the targeted ratio described in the PSU Award Agreement. In the event that a Named Executive Officer’s employment terminates by reason of retirement, the Named Executive Officer shall be entitled to receive the number of Performance Units that would have been earned by the Named Executive Officer for the Performance Period in which the retirement occurred based on a pro rata calculation of the number of days worked during the Performance Period, plus any other Performance Units earned by the Named Executive Officer for a completed Performance Period, with such Performance Units settling into shares of Common Stock following the calculation, and subject to the achievement, of the NPA Ratio as of December 31, 2024. In the event that a Named Executive Officer’s employment is terminated other than for death, disability or retirement, the Named Executive Officer shall forfeit all Performance Units for which the Performance Period and service period has not been completed but shall retain such Performance Units for which the Performance Period and service period have been completed, which units shall be settled into shares of Common Stock following the calculation, and subject to the achievement, of the NPA Ratio as of December 31, 2024.

Any shares of Common Stock for which the performance targets or employment service period identified above are not met will be immediately forfeited and the award recipient will have no further rights with respect to such shares of Common Stock (including any dividends attributable thereto); provided, however, that if the Committee determines that an event has occurred which is outside the ordinary course and has impacted the NPA Ratio as of December 31, 2024, the Committee will have the right, in its sole and absolute discretion, to increase or decrease the vesting target to reflect such event for purposes of determining whether the forfeiture restrictions with respect to such shares of Common Stock shall lapse.

No Named Executive Officer shall have voting rights with respect to the Performance Units prior to such units’ settlement, if any, into shares of Common Stock. The Performance Units may not be assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of prior to the date the forfeiture restrictions with respect to such units have lapsed (including the achievement of the NPA Ratio), if at all.

Any dividends paid by the Company on shares of Common Stock while the Performance Units remain outstanding shall accrue for the benefit of the Named Executive Officers but shall not be paid to the Named Executive Officers until such time as the shares of Common Stock issuable in settlement of the Performance Units, if any, shall be issued (and then only to the extent that the dividends are attributable to such shares).

In the event that a Change in Control (as defined in the PSU Award Agreement) occurs prior to the end of any Performance Period, the Committee shall determine, based on the Company’s performance for any Performance Periods prior to such Change in Control, the number of Performance Units that would be expected to be earned by a Named Executive Officer for the remainder of the Performance Periods and the Named Executive Officer will be vested in the greater of such number of Performance Units and the number of Performance Units that the Named Executive Officer would earn based on “target” level of performance. Such Performance Units shall be settled in a like number of shares of Common Stock that shall not be subject to any further forfeiture restrictions.

The foregoing summary of the PSU Award Agreement is qualified in its entirety by reference to the form of PSU Award Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

2020 Cash Incentive Plan. Effective January 21, 2020, the Committee approved the Pinnacle Financial Partners, Inc. 2020 Annual Cash Incentive Plan (the “Plan”). Pursuant to the Plan, all employees of the Company compensated via a predetermined salary or hourly wage, including the Named Executive Officers, are eligible to receive targeted cash incentive payments ranging from 10 percent to 100 percent of the participant’s base salary in the event that Pinnacle Bank’s ratio of classified assets to the sum of Pinnacle Bank’s tier 1 risk-based capital and its allowance for loan losses (the “Classified Asset Ratio”) is not more than a predetermined ratio and (i) the Company meets (A) targeted levels of fully diluted earnings per share (“diluted EPS”) and (B) certain deposit volume and rate goals approved quarterly by the Committee, excluding, in each case, such items as the Committee may determine and as described in the Plan, and (ii) in certain cases, the employee meets certain individual performance objectives. Payments under the Plan will be based 80% on the diluted EPS goal and 20% on the deposit goals. Each participant will be assigned an “award tier” based on their position within the Company, his or her experience level or other factors. For performance that exceeds targeted levels participants may receive up to 125% of the percentage of their base salary. Participant awards may be increased or decreased as a result of the participant’s performance evaluation for 2020 such that the participant’s target award may be adjusted up or down based on their final performance rating. Participant awards may also be increased or decreased at the Committee’s discretion.

Set out below are the percentages of each of the Named Executive Officers’ base salaries that may be earned at “target” and “maximum” level payout (without giving effect to the application of the positive or negative adjustment that the Committee may approve):

Employee	Percentage of Base Salary at Target Level Payout	Percentage of Base Salary at Maximum Level Payout
M. Terry Turner	100%	125%
Robert A. McCabe, Jr.	100%	125%
Richard D. Callicutt, II	75%	93.75%
Hugh M. Queener	75%	93.75%
Harold R. Carpenter	75%	93.75%

The foregoing summary is qualified in its entirety by reference to the Plan, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Named Executive Officers 2020 Performance Unit Award Agreement

10.2 Pinnacle Financial Partners, Inc. 2020 Annual Cash Incentive Plan

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE FINANCIAL PARTNERS, INC.

By:	/s/Harold R. Carpenter
Name:	Harold R. Carpenter
Title:	Executive Vice President and
Chief Financial Officer

Date: January 24, 2020